UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

IndyMac ABS, Inc.

(as depositor under the Pooling and Servicing Agreement,

dated as of March 1, 2006, providing for the issuance of

IndyMac Residential Mortgage-Backed Certificates, Series 2006-L1)

IndyMac ABS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-127617-07	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Pasadena Lake Avenue Pasadena, CA		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 626-535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Description of the Certificates and the Mortgage Pool

On March 17, 2006 (the “Closing Date”), a single series of certificates, entitled IndyMac Residential Mortgage-Backed Trust, Series 2006-L1 (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006 (the “Agreement”), among IndyMac ABS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. as seller and servicer (the “Seller” and the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”).

The Certificates designated as the Series 2006-L1 Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”). On the Closing Date, a pool of fixed and adjustable rate, residential lot mortgage loans (the “Mortgage Loans”) having an aggregate principal balance as of March 1, 2006 (the “Cut-off Date”) of $244,995,637.38 were transferred to the Trust Fund.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Loans as of the Cut-off Date.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

1.	Not applicable

2.	Not applicable

3.	Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No	Description
99.1		Characteristics of the Mortgage Loans as of March 1, 2006, IndyMac Residential Mortgage-Backed Trust, Series 2006-L1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2006

INDYMAC ABS, INC.

By:	/s/ Andy Sciandra
Name:	Andy Sciandra
Title:	Senior Vice President Secondary Marketing

Index to Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No.	Description	Sequentially Numbered Page
1	99	Characteristics of the Mortgage Loans as of March 1, 2006, relating to IndyMac Residential Mortgage-Backed Trust, Series 2006-L1	P